Exhibit 99.1

Western Alliance Reports First Quarter 2012 Net Income of $11.3 Million, or $0.12 Per Share

  Loan Growth of $146 million
  Deposit Growth of $241 million
  SBLF Dividend Rate to Decline to 1% in Third Quarter
  Interest Margin of 4.53%

PHOENIX--(BUSINESS WIRE)--April 19, 2012--Western Alliance Bancorporation (NYSE:WAL) announced today its financial results for the first quarter 2012.

First Quarter 2012 Highlights:

  Net income of $11.3 million, including loss on repossessed assets valuations/sales of $2.7 million
  Earnings per share of $0.12, compared to $0.07 per share for the fourth quarter 2011 and $0.03 per share in the first quarter 2011
  Pre-tax, pre-provision operating earnings of $31.7 million, up from $31.5 million in fourth quarter 2011 and up 25.3% from $25.3 million in first quarter 20111
  Total loans of $4.93 billion, up $146 million from December 31, 2011, approximately half of which were investment grade municipal leases acquired from another financial institution
  Total deposits of $5.90 billion, up $241 million from December 31, 2011
  Nonperforming assets (nonaccrual loans and repossessed assets) increased to 2.7% of total assets from 2.6% in fourth quarter 2011 and decreased from 3.3% in first quarter 2011
  Net charge-offs (annualized) to average loans outstanding declined to 1.18% from 1.24% in the fourth quarter 2011 and 1.39% in the first quarter of 2011.
  Tier I Leverage capital of 9.8% and Total Risk-Based Capital ratio of 12.5%, compared to 9.6% and 13.2% a year ago
  Total equity of $654.1 million, up $17.4 million from December 31, 2011

Financial Performance

“We’re off to a strong start in 2012, with record top line revenue and net income more than double the first quarter of last year,” said Robert Sarver, Chairman and Chief Executive Officer of Western Alliance Bancorporation. “Our balance sheet momentum continues with double digit loan and deposit growth during the quarter on an annualized basis. I’m particularly proud of our growth in qualifying loans for the Small Business Lending Fund, which is a ‘win-win’ for businesses by providing them additional liquidity and our shareholders with lower preferred dividend service requirements.”

Ken Vecchione, President and Chief Operating Officer, added, “Our core earnings, defined as Pre-tax, Pre-provision income, grew again for the eleventh consecutive quarter.1 Contributing to the rise in income, net interest margin increased from prior quarter while loan growth continues its acceleration from prior year. This quarter Western Alliance’s ROA grew to 67 bps, double the performance of last year. In April, Torrey Pines Bank opened its second Los Angeles branch as we begin to penetrate the attractive Los Angeles market.”

Western Alliance Bancorporation reported net income of $11.3 million, or $0.12 per share in the first quarter 2012 including $1.3 million after-tax charge from repossessed assets valuations/sales.

Total loans increased $146 million, or 3.1 percent, to $4.93 billion at March 31, 2012 from $4.78 billion on December 31, 2011. This increase was driven by growth in commercial and industrial loans, commercial leases and commercial real estate loans. Loans increased $648 million from March 31, 2011.

Qualifying Small Business Fund Loans grew $82 million during the quarter to $169 million or 11.2% from the baseline at March 31, 2012.

Total deposits increased $241 million, or 4.3 percent, to $5.90 billion at March 31, 2012 from $5.66 billion at December 31, 2011, with growth primarily in non-interest bearing demand, interest bearing demand and money market accounts, partially offset by declines in savings accounts and certificates of deposit. Deposits increased $402 million from March 31, 2011.

Income Statement

Net interest income of $70.1 million in the first quarter 2012 increased by 2.0 percent compared to the fourth quarter 2011 and 14.7 percent compared to the first quarter 2011. The net interest margin in the first quarter 2012 was 4.53 percent compared to 4.51 percent in the fourth quarter 2011 and 4.35 percent in the first quarter 2011.

Operating non-interest income was $5.9 million for the first quarter 2012, an increase from $5.6 million for the fourth quarter of 2011 and decrease from $6.0 million for the first quarter of 2011.1

Net revenue was $75.9 million for the first quarter 2012, a 2.2 percent increase from $74.3 million for the fourth quarter of 2011 and 13.1 percent from $67.1 million for the first quarter 2011.1

Operating non-interest expense was $44.2 million for the first quarter 2012, compared to $42.8 million for the fourth quarter of 2011 and $41.8 million for the first quarter of 2011.1 The Company’s operating efficiency ratio on a tax equivalent basis was 57.0 percent for the first quarter 2012, improved from 61.9 percent for the first quarter 2011.1

The Company had 951 full-time equivalent employees at March 31, 2012, compared to 894 one year ago.

A key performance metric for the Company is its pre-tax, pre-provision operating earnings, which it defines as net operating revenue less its operating non-interest expense. For the first quarter 2012, the Company’s performance on this metric was $31.7 million, up from $31.5 million in the fourth quarter 2011 and $25.3 million in the first quarter 2011.1

The provision for credit losses remained flat at $13.1 million for the first quarter 2012 compared to the fourth quarter 2011. The provision for the first quarter of 2011 was $10.0 million. Net loan charge-offs in the first quarter 2012 were $14.1 million, or 1.18 percent of average loans (annualized), down from 1.24 percent of average loans (annualized) for the fourth quarter 2011. Net charge-offs for the first quarter 2011 were $14.6 million or 1.39% of average loans (annualized).

Nonaccrual loans increased $13.1 million to $103.5 million during the quarter as certain loans were placed on nonaccrual status despite adequate cash flow and current in payments but deficient in collateral coverage. Loans past due 90 days and still accruing totaled $1.0 million at March 31, 2012, down from $2.6 million at December 31, 2011 and $1.1 million at March 31, 2011. Loans past due 30-89 days totaled $12.0 million at quarter end, down from $13.7 million at December 31, 2011 and down from $30.7 million at March 31, 2011.

Classified assets to Tier I capital plus allowance for credit losses, a common regulatory measure of asset quality, improved to 37 percent at March 31, 2012 from 48 percent at March 31, 2011 and 39 percent at December 31, 2011.1

Net loss on sales and valuation of repossessed assets (primarily other real estate) was $2.7 million for the first quarter of 2012 compared to $7.7 million for the fourth quarter 2011 and $6.1 million in the first quarter 2011. At March 31, 2012, other repossessed assets were valued at $81 million compared to $89 million at December 31, 2011 and $98 million one year ago.

Balance Sheet

Gross loans totaled $4.93 billion at March 31, 2012, an increase of $146 million from December 31, 2011 and an increase of $648 million from $4.28 billion at March 31, 2011. At March 31, 2012 the allowance for credit losses was 1.99 percent of total loans down from 2.07 percent at December 31, 2011 and 2.48 percent at March 31, 2011.

Deposits totaled $5.90 billion at March 31, 2012, an increase of $241 million from $5.66 billion at December 31, 2011 and an increase of $402 million from $5.50 billion at March 31, 2011.

Non-interest bearing deposits increased $199 million at March 31, 2012 from December 31, 2011 and increased $303 million from $1.46 billion at March 31, 2011. Non-interest bearing deposits comprised 29.8 percent of total deposits at March 31, 2012, compared to 26.5 percent a year ago.

At March 31, 2012, the Company’s loans were 83.5 percent of deposits compared to 84.5 percent at December 31, 2011 and 77.8 percent at March 31, 2011.

Stockholders’ equity at March 31, 2012 increased to $654.1 million from $636.7 million at December 31, 2011. At March 31, 2012, tangible common equity was 6.9 percent of tangible assets1 and total risk-based capital was 12.5 percent of risk-weighted assets.

Total assets increased to $6.93 billion at March 31, 2012 from $6.84 billion at December 31, 2011 and increased 8.1 percent from $6.40 billion at March 31, 2011.

Operating Unit Highlights

Bank of Nevada reported that loans increased by $67 million during the first quarter of 2012, primarily due to an intercompany transfer from Torrey Pines Bank, and increased $54 million during the last 12 months to $1.93 billion at March 31, 2012. Deposits increased $58 million in the first quarter of 2012 and increased $45 million over the last twelve months to $2.44 billion. Net income for Bank of Nevada was $1.0 million for the first quarter 2012, compared with net income of $1.2 million for the fourth quarter of 2011 and net income of $0.9 million during the first quarter 2011.

Western Alliance Bank reported loan growth of $65 million during the first quarter 2012 and $365 million during the last 12 months to $1.71 billion. Deposits increased $76 million in the first quarter and $261 million during the last 12 months to $1.95 billion. Net income for Western Alliance Bank was $9.8 million during the first quarter 2012 compared with net income of $5.6 million during the fourth quarter of 2011 and net income of $4.9 million during the first quarter 2011.

The Torrey Pines Bank segment, which excludes discontinued operations, reported that loans increased $14 million during the first quarter 2012 and $229 million during the last 12 months to $1.33 billion. Deposits increased $114 million in the first quarter 2012 and over the last 12 months to $1.53 billion. Net income for Torrey Pines Bank was $5.8 million during the first quarter 2012 compared with net income of $5.9 million for the fourth quarter of 2011 and net income of $4.0 million during the first quarter 2011. Torrey Pines Bank opened its second branch in the Los Angeles area in April 2012.

Attached to this press release is summarized financial information for the quarter ended March 31, 2012.

Conference Call and Webcast

Western Alliance Bancorporation will host a conference call and live webcast to discuss its first quarter 2012 financial results at 12:00 p.m. ET on Friday, April 20, 2012. Participants may access the call by dialing 1-866-843-0890 and using passcode: 9945126 or via live audio webcast using the website link: https://services.choruscall.com/links/wal120420pm.html. The webcast is also available via our website at www.westernalliancebancorp.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET April 20th through April 30th at 9:00 a.m. ET by dialing 1-877-344-7529 using the conference number 10012763.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of Bank of Nevada, Western Alliance Bank doing business as Alliance Bank of Arizona and First Independent Bank, Torrey Pines Bank, and Shine Investment Advisory Services. These dynamic organizations provide a broad array of deposit and credit services to clients in Nevada, Arizona and California, and investment services in Colorado. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers' needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company's website, www.westernalliancebancorp.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the Form 10-K as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

This press release contains both financial measures based on accounting principles generally accepted in the United States (“GAAP”) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Western Alliance Bancorporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

1 See Reconciliation of Non-GAAP Financial Measures beginning on page 15

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited
	At or for the Three Months
	Ended March 31,
	2012	2011	Change %

Selected Balance Sheet Data:
(dollars in millions)
Total assets	$6,925.3	$6,404.8	8.1%
Loans, net of deferred fees	4,926.2	4,278.0	15.2
Securities and money market investments	1,423.2	1,319.6	7.9
Total deposits	5,899.1	5,497.5	7.3
Borrowings	307.8	236.4	30.2
Junior subordinated debt	37.3	43.0	(13.3)
Stockholders' equity	654.1	601.6	8.7

Selected Income Statement Data:
(dollars in thousands)
Interest income	$77,437	$71,966	7.6%
Interest expense	7,380	10,868	(32.1)
Net interest income	70,057	61,098	14.7
Provision for loan losses	13,081	10,041	30.3
Net interest income after provision for credit losses	56,976	51,057	11.6
Non-interest income	5,884	6,830	(13.9)
Non-interest expense	46,897	48,146	(2.6)
Income from continuing operations before income taxes	15,963	9,741	63.9
Income tax expense	4,441	4,029	(10.2)
Income from continuing operations	11,522	5,712	101.7
Loss on discontinued operations, net	(222)	(559)	60.3
Net income	$11,300	$5,153	119.3%
Diluted net income per common share from continuing operations	$0.12	$0.04
Diluted net loss per common share from discontinued operations, net of tax	$0.00	$(0.01)
Diluted net income per common share	$0.12	$0.03	300.0%

Common Share Data:
Diluted net income per common share	$0.12	$0.03	300.0%
Book value per common share	$6.17	$5.72	7.9%
Tangible book value per share, net of tax (1)	$5.79	$5.30	9.2%
Average shares outstanding (in thousands):
Basic	81,359	80,794	0.7
Diluted	82,227	81,013	1.5
Common shares outstanding	83,145	82,237	1.1
(1) See Reconciliation of Non-GAAP Financial Measures

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)
Unaudited
	At or for the Three Months
	Ended March 31,
	2012	2011	Change %
	(in thousands, except per share data)

Selected Performance Ratios:
Return on average assets (1)	0.67%	0.33%	103.0%
Return on average stockholders' equity (1)	6.97	3.41	104.4
Net interest margin (1)	4.53	4.35	4.1
Net interest spread	4.34	4.06	6.9
Efficiency ratio - tax equivalent basis (2)	56.96	61.89	(8.0)
Loan to deposit ratio	83.51	77.82	7.3

Capital Ratios:
Tangible equity (2)	9.0%	8.8%	1.6%
Tangible common equity (2)	6.9	6.8	2.4
Tier one common equity (2)	8.1	8.5	(4.4)
Tier 1 Leverage ratio (3)	9.8	9.6	2.1
Tier 1 Risk Based Capital (3)	11.3	12.0	(5.8)
Total Risk Based Capital (3)	12.5	13.2	(5.3)

Asset Quality Ratios:
Net charge-offs to average loans outstanding (1)	1.18%	1.39%	(15.1)%
Nonaccrual loans to gross loans	2.10	2.67	(21.3)
Nonaccrual loans and repossessed assets to total assets	2.67	3.32	(19.6)
Loans past due 90 days and still accruing to total loans	0.02	0.03	(33.3)
Allowance for credit losses to loans	1.99	2.48	(19.8)
Allowance for credit losses to nonaccrual loans	94.82	92.90	2.1

(1) Annualized for the three month periods ended March 31, 2012 and 2011. See table on page 12.
(2) See Reconciliation of Non-GAAP Financial Measures.
(3) Capital ratios are preliminary until Call Reports are filed.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited	Three Months Ended
	March 31,
	2012	2011
	(dollars in thousands)
Interest income:
Loans	$67,760	$63,882
Investment securities	9,585	7,930
Federal funds sold and other	92	154
Total interest income	77,437	71,966
Interest expense:
Deposits	4,762	7,898
Customer repurchase agreements	63	86
Borrowings	2,071	2,182
Junior subordinated and subordinated debt	484	702
Total interest expense	7,380	10,868
Net interest income	70,057	61,098
Provision for credit losses	13,081	10,041
Net interest income after provision for credit losses	56,976	51,057
Non-interest income
Unrealized gains (losses) on assets/liabilities measured at fair value, net	(333)	(509)
Gains on sales of investment securities, net	361	1,379
Investment advisory services	619	636
Service charges	2,285	2,284
Operating lease income	273	671
Bank owned life insurance	1,123	1,184
Other	1,556	1,185
	5,884	6,830
Non-interest expenses:
Salaries and employee benefits	26,664	22,840
Occupancy	4,722	4,854
Net loss on sales and valuations of repossessed assets	2,651	6,129
Insurance	2,050	3,863
Loan and repossessed asset expenses	1,684	2,122
Legal, professional and director's fees	1,572	1,366
Marketing	1,371	1,157
Data Processing	995	848
Intangible amortization	890	890
Customer service	591	892
Operating lease depreciation	208	421
Merger/restructure expense	-	217
Other	3,499	2,547
	46,897	48,146
Income from continuing operations before income taxes	15,963	9,741
Income tax expense	4,441	4,029
Income from continuing operations	11,522	5,712
Loss from discontinued operations net of tax benefit	(222)	(559)
Net income	11,300	5,153
Preferred stock dividends	1,763	1,750
Accretion on preferred stock discount	-	753
Net income available to common stockholders	$9,537	$2,650
Diluted net income per share	$0.12	$0.03

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
	(in thousands, except per share data)
Interest income:
Loans	$67,760	$67,102	$65,540	$64,919	$63,882
Investment securities	9,585	9,591	8,356	8,542	7,930
Federal funds sold and other	92	153	237	185	154
Total interest income	77,437	76,846	74,133	73,646	71,966
Interest expense:
Deposits	4,762	5,549	6,982	7,548	7,898
Borrowings and customer repurchase agreements	2,134	2,126	2,101	2,123	2,268
Junior subordinated and subordinated debt	484	472	465	689	702
Total interest expense	7,380	8,147	9,548	10,360	10,868
Net interest income	70,057	68,699	64,585	63,286	61,098
Provision for credit losses	13,081	13,076	11,180	11,891	10,041
Net interest income after provision for credit losses	56,976	55,623	53,405	51,395	51,057
Non-interest income
Mark-to-market gains (losses), net	(333)	(626)	6,420	336	(509)
Securities impairment charges	-	-	-	(226)	-
Gains on sales of investment securities, net	361	(28)	781	2,666	1,379
Investment advisory services	619	583	661	657	636
Service charges	2,285	2,238	2,337	2,243	2,284
Operating lease income	273	274	353	580	671
Bank owned life insurance	1,123	1,177	1,189	1,822	1,184
Other	1,556	1,330	1,341	1,519	1,185
	5,884	4,948	13,082	9,597	6,830
Non-interest expenses:
Salaries and employee benefits	26,664	24,021	23,319	22,960	22,840
Occupancy	4,722	4,948	5,126	5,044	4,854
Insurance	2,050	2,166	2,664	2,352	3,863
Loan and repossessed asset expenses	1,684	1,661	2,059	2,284	2,122
Net loss on sales and valuations of repossessed assets	2,651	7,702	2,128	8,633	6,129
Legal, professional and director's fees	1,572	2,039	1,912	2,361	1,366
Marketing	1,371	1,294	1,090	1,135	1,157
Intangible amortization	890	889	890	890	890
Customer service	591	716	900	828	892
Data Processing	995	895	895	928	848
Operating lease depreciation	208	208	245	327	421
Merger/restructure expense	-	482	974	(109)	217
Other	3,499	3,942	3,279	3,375	2,547
	46,897	50,963	45,481	51,008	48,146
Income from continuing operations before income taxes	15,963	9,608	21,006	9,984	9,741
Income tax expense	4,441	2,011	7,514	3,295	4,029
Income from continuing operations	$11,522	$7,597	$13,492	$6,689	$5,712
Loss from discontinued operations, net of tax	(222)	(496)	(481)	(460)	(559)
Net income	$11,300	$7,101	$13,011	$6,229	$5,153
Preferred stock dividends	1,763	1,781	1,752	1,750	1,750
Accretion on preferred stock	-	-	7,667	753	753
Net Income available to common stockholders	$9,537	$5,320	$3,592	$3,726	$2,650
Diluted net income per share	$0.12	$0.07	$0.04	$0.05	$0.03

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
	(in millions)
Assets:
Cash and due from banks	$179.8	$155.0	$306.0	$534.6	$363.3
Federal funds sold	-	-	-	-	-
Cash and cash equivalents	179.8	155.0	306.0	534.6	363.3

Securities and money market investments	1,423.2	1,490.5	1,304.6	1,138.2	1,319.6
Loans:
Commercial	1,436.5	1,336.6	1,152.9	1,029.5	935.9
Commercial real estate - owner occupied	1,289.9	1,252.2	1,225.4	1,285.3	1,299.5
Construction and land development	347.7	381.7	404.4	396.3	391.7
Commercial real estate - non-owner occupied	1,365.6	1,301.2	1,239.8	1,170.0	1,086.9
Residential real estate	434.5	443.0	450.2	473.9	504.5
Consumer	58.7	72.5	60.3	62.6	65.7
Deferred fees, net	(6.7)	(7.1)	(6.5)	(5.9)	(6.2)
	4,926.2	4,780.1	4,526.5	4,411.7	4,278.0
Allowance for credit losses	(98.1)	(99.2)	(100.2)	(104.4)	(106.1)
Loans, net	4,828.1	4,680.9	4,426.3	4,307.3	4,171.9

Premises and equipment, net	105.1	105.5	106.2	109.2	112.0
Other repossessed assets	81.4	89.1	86.7	85.7	98.3
Bank owned life insurance	135.0	133.9	132.7	131.5	131.0
Goodwill and other intangibles	34.8	35.7	36.6	37.5	38.4
Other assets	137.9	153.9	146.8	164.1	170.3
Total assets	$6,925.3	$6,844.5	$6,545.9	$6,508.1	$6,404.8
Liabilities and Stockholders' Equity:
Liabilities:
Deposits:
Non-interest bearing demand deposits	$1,757.7	$1,558.2	$1,519.0	$1,516.8	$1,455.1
Interest bearing
Demand	527.2	482.7	466.0	456.5	521.2
Savings and money market	2,224.1	2,166.6	2,151.9	2,105.4	2,100.6
Time certificates	1,390.1	1,451.0	1,496.0	1,509.6	1,420.6
Total deposits	5,899.1	5,658.5	5,632.9	5,588.3	5,497.5
Customer repurchase agreements	114.4	123.6	142.6	148.7	163.4
Total customer funds	6,013.5	5,782.1	5,775.5	5,737.0	5,660.9
Borrowings	193.4	353.3	73.2	73.1	73.0
Junior subordinated debt	37.3	37.0	36.3	42.7	43.0
Accrued interest payable and other liabilities	27.0	35.4	28.6	39.6	26.3
Total liabilities	6,271.2	6,207.8	5,913.6	5,892.4	5,803.2
Stockholders' Equity
Common stock and additional paid-in capital	746.2	743.8	743.0	741.6	740.9
Preferred Stock	141.0	141.0	141.0	132.3	131.6
Retained earnings (deficit)	(234.0)	(243.5)	(248.8)	(252.4)	(256.2)
Accumulated other comprehensive income (loss)	0.9	(4.6)	(2.9)	(5.8)	(14.7)
Total stockholders' equity	654.1	636.7	632.3	615.7	601.6
Total liabilities and stockholders' equity	$6,925.3	$6,844.5	$6,545.9	$6,508.1	$6,404.8

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
	(in thousands)

Balance, beginning of period	$99,170	$100,216	$104,375	$106,133	$110,699
Provision for credit losses	13,081	13,076	11,180	11,891	10,041
Recoveries of loans previously charged-off:
Construction and land development	86	354	707	677	416
Commercial real estate	1,705	755	127	804	471
Residential real estate	340	179	440	172	269
Commercial and industrial	777	603	1,243	726	829
Consumer	38	64	41	44	25
Total recoveries	2,946	1,955	2,558	2,423	2,010
Loans charged-off:
Construction and land development	5,087	3,155	2,369	1,516	4,198
Commercial real estate	4,912	9,244	2,484	4,286	6,114
Residential real estate	1,420	1,895	10,555	3,339	3,282
Commercial and industrial	3,654	1,004	1,420	5,926	1,407
Consumer	2,002	779	1,069	1,005	1,616
Total loans charged-off	17,075	16,077	17,897	16,072	16,617
Net loans charged-off	14,129	14,122	15,339	13,649	14,607
Balance, end of period	$98,122	$99,170	$100,216	$104,375	$106,133

Net charge-offs (annualized) to average loans outstanding	1.18%	1.24%	1.40%	1.26%	1.39%
Allowance for credit losses to gross loans	1.99	2.07	2.21	2.37	2.48
Nonaccrual loans	$103,486	$90,392	$113,713	$112,750	$114,246
Repossessed assets	81,445	89,104	86,692	85,732	98,312
Loans past due 90 days, still accruing	1,011	2,589	2,096	1,134	1,087
Loans past due 30 to 89 days, still accruing	12,040	13,731	12,414	11,581	30,689
Classified loans on accrual	98,170	112,147	110,654	126,681	128,434
Watch loans	132,829	147,112	167,571	190,045	204,470

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited

	Three Months Ended March 31,
	2012 (2)			2011
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)

Interest earning assets
Investment securities (1)	$1,423.3	$9,585	3.13%	$1,277.2	$7,930	2.67%
Federal funds sold and other	0.2	-	0.00%	0.2	1	2.03%
Loans (1)	4,782.8	67,760	5.68%	4,203.2	63,882	6.16%
Short term investments	96.7	50	0.21%	228.1	131	0.23%
Investment in restricted stock	33.4	42	0.50%	36.8	22	0.24%
Total interest earning assets	6,336.4	77,437	5.00%	5,745.5	71,966	5.11%
Non-interest earning assets
Cash and due from banks	114.8			121.6
Allowance for credit losses	(100.7)			(110.5)
Bank owned life insurance	134.3			130.2
Other assets	358.0			408.9
Total assets	$6,842.8			$6,295.7
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$504.3	$315	0.25%	$501.5	$533	0.43%
Savings and money market	2,233.6	2,168	0.39%	2,007.4	3,566	0.72%
Time certificates of deposit	1,424.3	2,279	0.64%	1,438.9	3,799	1.07%
Total interest-bearing deposits	4,162.2	4,762	0.46%	3,947.8	7,898	0.81%
Borrowings	294.9	2,134	2.89%	220.8	2,268	4.17%
Junior subordinated and subordinated debt	37.0	484	5.23%	43.0	702	6.62%
Total interest-bearing liabilities	4,494.1	7,380	0.66%	4,211.6	10,868	1.05%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,645.7			1,441.4
Other liabilities	45.6			29.6
Stockholders’ equity	657.4			613.1
Total liabilities and stockholders' equity	$6,842.8			$6,295.7
Net interest income and margin		$70,057	4.53%		$61,098	4.35%
Net interest spread			4.34%			4.06%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $1,761 and $481 for the first quarter ended 2012 and 2011, respectively.
(2) Yields for 2012 calculated on a 30 day month 360 days per year basis.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited
					Inter-
					segment	Consoli-
	Bank	Western	Torrey		elimi-	dated
	of Nevada	Alliance Bank	Pines Bank*	Other	nations	Company
At March 31, 2012	(dollars in millions)

Assets	$2,890.9	$2,271.1	$1,785.1	$779.3	$(801.1)	$6,925.3
Gross loans and deferred fees, net	1,925.7	1,710.0	1,333.3	-	(42.8)	4,926.2
Less: Allowance for credit losses	(62.6)	(19.5)	(16.0)	-	-	(98.1)
Net loans	1,863.1	1,690.5	1,317.3	-	(42.8)	4,828.1
Goodwill	23.2	-	-	2.7	-	25.9
Deposits	2,435.2	1,953.7	1,530.6	-	(20.4)	5,899.1
FHLB advances and other	70.0	20.0	60.0	-	(30.0)	120.0
Stockholders' equity	324.3	202.0	157.7	661.5	(691.4)	654.1

No. of branches	11	16	12	-	-	39
No. of FTE	394	237	223	97	-	951

Three Months Ended March 31, 2012:	(in thousands)

Net interest income	$27,839	$23,055	$21,236	$(2,073)	$-	$70,057
Provision for credit losses	13,481	(1,997)	1,597	-	-	13,081
Net interest income (loss) after provision for credit losses	14,358	25,052	19,639	(2,073)	-	56,976
Non-interest income	3,583	1,853	1,178	1,991	(2,721)	5,884
Non-interest expense	(18,831)	(11,918)	(11,072)	(7,797)	2,721	(46,897)
Income (loss) from continuing operations before income taxes	(890)	14,987	9,745	(7,879)	-	15,963
Income tax expense (benefit)	(1,851)	5,172	3,958	(2,838)	-	4,441

Income (loss) from continuing operations	961	9,815	5,787	(5,041)	-	11,522
Loss from discontinued operations, net	-	-	-	(222)	-	(222)
Net income (loss)	$961	$9,815	$5,787	$(5,263)	$-	$11,300

* Excludes discontinued operations

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
					Inter-
					segment	Consoli-
	Bank	Western	Torrey		elimi-	dated
	of Nevada	Alliance Bank	Pines Bank*	Other	nations	Company
At March 31, 2011	(in millions)

Assets	$2,778.3	$1,979.8	$1,590.7	$728.4	$(672.4)	$6,404.8
Gross loans and deferred fees, net	1,872.1	1,344.6	1,104.1	-	(42.8)	4,278.0
Less: Allowance for credit losses	(70.6)	(19.7)	(15.8)	-	-	(106.1)
Net loans	1,801.5	1,324.9	1,088.3	-	(42.8)	4,171.9
Goodwill	23.2	-	-	2.7	-	25.9
Deposits	2,390.2	1,693.1	1,416.7	-	(2.5)	5,497.5
Stockholders' equity	310.4	165.8	137.0	608.7	(620.3)	601.6

No. of branches	12	16	11	-	-	39
No. of FTE	407	210	193	84	-	894

Three Months Ended March 31, 2011:	(in thousands)

Net interest income	$26,428	$19,656	$17,317	$(2,303)	$-	$61,098
Provision for credit losses	7,003	1,600	1,437	-	-	10,041
Net interest income (loss) after
provision for credit losses	19,425	18,056	15,880	(2,303)	-	51,057
Non-interest income	3,392	2,031	1,739	(332)	-	6,830
Non-interest expense	(21,672)	(12,383)	(10,491)	(3,600)	-	(48,146)
Income (loss) from continuing operations before income taxes	1,145	7,704	7,128	(6,235)	-	9,741
Income tax expense (benefit)	251	2,849	3,106	(2,177)	-	4,029

Income(loss) from continuing operations	894	4,855	4,022	(4,058)	-	5,712
Loss from discontinued operations, net	-	-	-	(559)	-	(559)
Net income (loss)	$894	$4,855	$4,022	$(4,617)	$-	$5,153

* Excludes discontinued operations

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
	(dollars in thousands)

Total stockholder's equity	$654,045	$636,683	$632,255	$615,653	$601,576
Less:
Goodwill and intangible assets	34,843	35,732	36,622	37,511	38,401
Total tangible stockholders' equity	619,202	600,951	595,633	578,142	563,175
Less:
Preferred stock	141,000	141,000	141,000	132,333	131,580
Total tangible common equity	478,202	459,951	454,633	445,809	431,595
Add:
Deferred tax	3,209	3,522	3,835	4,148	4,461
Total tangible common equity, net of tax	$481,411	$463,473	$458,468	$449,957	$436,056
Total assets	$6,925,292	$6,844,541	$6,545,890	$6,508,089	$6,404,838
Less:
Goodwill and intangible assets	34,843	35,732	36,622	37,511	38,401
Tangible assets	6,890,449	6,808,809	6,509,268	6,470,578	6,366,437
Add:
Deferred tax	3,209	3,522	3,835	4,148	4,461
Total tangible assets, net of tax	$6,893,658	$6,812,331	$6,513,103	$6,474,726	$6,370,898
Tangible equity ratio (1)	9.0%	8.8%	9.1%	8.9%	8.8%
Tangible common equity ratio (2)	6.9%	6.8%	7.0%	6.9%	6.8%
Common shares outstanding	83,145	82,362	82,263	82,139	82,237
Tangible book value per share, net of tax (3)	$5.79	$5.63	$5.57	$5.48	$5.30

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
	(in thousands)

Total non-interest income	$5,884	$4,948	$13,082	$9,597	$6,830
Less:
Mark-to-market (losses) gains, net	(333)	(626)	6,420	336	(509)
Securities impairment charges	-	-	-	(226)	-
Gains on sales of investment securities, net	361	(28)	781	2,666	1,379
Total operating non-interest income	5,856	5,602	5,881	6,821	5,960
Add: net interest income	70,057	68,699	64,585	63,286	61,098
Net revenue (4)	$75,913	$74,301	$70,466	$70,107	$67,058

Total non-interest expense	$46,897	$50,963	$45,481	$51,008	$48,146
Less:
Net loss (gain) on sales/valuations of repossessed assets	2,651	7,702	2,128	8,633	6,129
Merger/restructure	-	482	974	(109)	217
Goodwill impairment	-	-	-	-	-
Total operating non-interest expense (4)	$44,246	$42,779	$42,379	$42,484	$41,800

Net revenue	$75,913	$74,301	$70,466	$70,107	$67,058
Less:
Operating non-interest expense	44,246	42,779	42,379	42,484	41,800
Pre-tax, pre-provision operating earnings (5)	$31,667	$31,522	$28,087	$27,623	$25,258

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
	(in thousands)

Total operating non-interest expense	$44,246	$42,779	$42,379	$42,484	$41,800
Divided by:
Total net interest income	$70,057	$68,699	$64,585	$63,286	$61,098
Add:
Tax equivalent interest adjustment	1,761	1,425	634	473	481
Operating non-interest income	5,856	5,602	5,881	6,821	5,960
	$77,674	$75,726	$71,100	$70,580	$67,539
Efficiency ratio - tax equivalent basis (6)	57.0%	56.5%	59.6%	60.2%	61.9%

	Three Months Ended
	March 31,	March 31,
	2012	2011
	(in thousands)

Stockholder's equity	$654,045	$601,576
Less:
Accumulated other comprehensive (loss) income	868	(14,741)
Non-qualifying goodwill and intangibles	32,331	34,663
Other non-qualifying assets	3	24,057
Disallowed unrealized losses on equity securities	-	19
Add:
Qualifying trust preferred securities	45,506	43,034
Tier 1 capital (regulatory) (7) (10)	666,349	600,612
Less:
Qualifying non-controlling interests	343	122
Qualifying trust preferred securities	45,506	43,034
Preferred stock	141,000	131,580
Estimated Tier 1 common equity (8) (10)	$479,500	$425,876
Divided by:
Estimated risk-weighted assets (regulatory (8) (10)	$5,902,377	$4,947,956
Tier 1 common equity ratio (8) (10)	8.1%	8.6%

	March 31,	March 31,
	2012	2011
	(in thousands)

Classified assets	$284,140	$341,618
Divide:
Tier 1 capital (regulatory) (7) (10)	666,349	600,612
Plus: Allowance for credit losses	98,122	106,133
Total Tier 1 capital plus allowance for credit losses	$764,471	$706,745
Classified assets to Tier 1 capital plus allowance (9) (10)	37%	48%

(1) We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.
(2) We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.
(3) We believe this non-GAAP ratio improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(4) We believe this non-GAAP measurement provides a useful indication of the cash generating capacity of the Company.
(5) We believe this non-GAAP measurement is a key indicator of the earnings power of the Company, which is otherwise obscured by the asset quality issues.
(6) We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.
(7) Under the guidelines of the Federal Reserve and the FDIC in effect at December 31, 2011, Tier 1 capital consisted of common stock, retained earnings, non-cumulative perpetual preferred stock, trust preferred securities up to a certain limit, and minority interests in certain subsidiaries, less most other intangible assets.
(8) Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items, are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each of the four categories are added together and this sum is the risk- weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity. Tier 1 common equity is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio. We believe this non-GAAP ratio with which to analyze and evaluate financial condition and capital strength.
(9) We believe this non-GAAP ratio provides a critical regulatory metric in which to analyze asset quality.
(10) Preliminary until Call Reports are filed.

CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476